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                                  EXHIBIT 99.1
                                                                    NEWS RELEASE
[LOGO]
P. O. Box 5000
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:                                            FOR IMMEDIATE RELEASE
         Anthony J. Fant, CEO
         Donald R. Reynolds, President/COO
         Steve E. Tondera, CFO

             HEI ANNOUNCES SIGNIFICANT FIBER OPTICS SUPPLY AGREEMENT

MINNEAPOLIS, August 24, 2000 -- HEI, Inc. (Nasdaq: HEII, www.heii.com) announced today that it has received its first production order for performing alignment of fiber optic devices. This order from a major multinational customer begins immediately and should exceed $3,000,000 over the next several quarters. Fiber alignment is one of the key operations in the production of fiber optic assemblies used in applications such as high-speed internet routing and data communications.

"We expect the tremendous growth in the multi-billion dollar fiber optics market to continue well into the future and this is the kind of market in which we are seeking new opportunities. We are excited to have taken this step in executing our technology plan to become a full service provider of optical components and modules to optical system vendors. HEI should be building complete fiber optic devices within the upcoming year and we expect our overall fiber optic business to grow to $10,000,000 in our fiscal year beginning September 1, 2000," said Anthony Fant, Chairman and Chief Executive Officer of HEI, Inc.

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HEI, Inc., and Cross Technology, Inc., a wholly owned subsidiary of HEI, Inc., specialize in the custom design and manufacture of high performance, ultraminiature microelectronic devices and high-technology products incorporating those devices. HEI and Cross contribute to their customers' competitiveness in the hearing, medical, communications, wireless smart cards, other RF applications, and industrial markets through innovative design solutions and by the application of state-of-the art materials, processes and manufacturing capabilities.

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World Headquarters and Microelectronics Division  PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
Mexico Division, Customer Service Center          1 Offshore International, 777 East MacArthur Circle, Tucson, AZ 85714
High Density Interconnect Division                610 South Rockford Drive, Tempe, AZ 85281
Cross Technology, Inc.                            5201 Eden Circle, Edina, MN 55436
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FORWARD LOOKING INFORMATION

INFORMATION IN THIS NEWS RELEASE, WHICH IS NOT HISTORICAL, INCLUDES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS CONTAINED IN THIS PRESS RELEASE REGARDING PROFITABILITY OF THE COMPANY, BENEFITS IN FY2000 RESULTING FROM THE COMPANY'S INVESTMENTS, AND THE ESTIMATED REVENUE GROWTH RATES AND PROFITABILITY ARE FORWARD LOOKING STATEMENTS. ALL OF SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, ADVERSE BUSINESS OR MARKET CONDITIONS, THE ABILITY OF HEI TO SECURE AND SATISFY CUSTOMERS, THE AVAILABILITY AND COST OF MATERIALS FROM HEI'S SUPPLIERS, ADVERSE COMPETITIVE DEVELOPMENTS, CHANGE IN OR CANCELLATION OF CUSTOMER REQUIREMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN HEI'S SEC FILINGS.